UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2006
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
     (b) On October 24, 2005, Stewart Enterprises, Inc. (the “Company”) notified the participants in the Company’s Employees Retirement Trust, the Puerto Rico Employees Retirement Trust and the Employee Stock Purchase Plan (collectively, the “Plans”) of the suspension of the ability of Plan participants to purchase shares of the Company’s Class A Common Stock (“Company Stock”) through the Plans. Purchases were suspended due to the unavailability of the Company’s Form S-8 registration statements for the sale of Company Stock through the Plans. Form S-8 was unavailable because of the Company’s filing of an incomplete Form 10-Q with the Securities and Exchange Commission for the quarter ended July 31, 2005.
     This suspension of purchases of Company Stock through the Plans triggered a blackout on certain transactions in Company Stock by executive officers and directors under Section 306(a) of the Sarbanes-Oxley Act of 2002 and Regulation BTR. The Company has now filed complete reports with the SEC as required under Section 13 of the Securities Exchange Act of 1934. Accordingly, Form S-8 is again available and the Company may resume the sale of Company Stock to employees through the Plans. As a result, the blackout period applicable to the Company’s executive officers and directors will end at 5:00 p.m. Central Daylight Time on May 5, 2006.
     The Company has provided notice of the termination of the blackout period to its executive officers and directors in the form attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Description
99.1	Notice sent to directors and executive officers regarding termination of blackout period

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
May 5, 2006	/s/ Michael G. Hymel
Michael G. Hymel
Vice President Corporate Controller Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Notice sent to directors and executive officers regarding termination of blackout period